EXHIBIT 21

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of Volt as of January 4, 2008 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of October 28, 2007, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active and owned by the Company during fiscal 2007, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of October 28, 2007.

Name (1)                                                              Jurisdiction of Incorporation
--------                                                              -----------------------------
Volt Delta Resources, LLC.                                            Nevada
Volt Real Estate Corporation                                          Delaware
Volt Directories S.A., Ltd.                                           Delaware
Volt Holding Corp.                                                    Nevada
Volt Realty Two, Inc.                                                 Nevada
500 South Douglas Realty Corp.                                        Delaware
14011 So. Normandie Ave. Realty Corp.                                 Nevada
Volt Orangeca Real Estate Corp.                                       Delaware
Shaw & Shaw, Inc.                                                     Delaware
Volt Technical Resources, LLC.                                        Delaware
Volt ATRD Corp.                                                       Delaware
Sierra Technology Corporation                                         California
Volt Opportunity Road Realty Corp.                                    Delaware
Nuco II, Ltd.                                                         Delaware
Volt Management Corp.                                                 Delaware
Volt Technical Corp.                                                  Delaware
Fidelity National Credit Services Ltd.                                California
Nuco I, Ltd.                                                          Nevada
Volt Asia Enterprises, Ltd.                                           Delaware
Volt STL Holdings, Inc.                                               Delaware
DataNational of Georgia, Inc.                                         Georgia
DataNational, Inc.                                                    Delaware
Volt Road Boring Corp.                                                Florida
Volt Telecommunications Group, Inc.                                   Delaware
Volt Publications, Inc.                                               Delaware
Volt Gatton Holding, Inc.                                             Delaware
Maintech, Incorporated                                                Delaware
Volt SRS Limited                                                      Delaware
Information Management Associates, Inc.                               Delaware
ProcureStaff, Ltd.                                                    Delaware
PCureSys, Ltd.                                                        Delaware
P/S Partner Solutions, Ltd.                                           Delaware
VMC Consulting Corporation                                            Delaware
Volt Funding Corp.                                                    Delaware
Volt Delta Resource Holding, Inc.                                     Nevada
Volt Delta Canada Holdings, LLC.                                      Nevada
Volt Delta Asia, Inc                                                  Delaware

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

Name (1)                                                              Jurisdiction of Incorporation
--------                                                              -----------------------------

Volt Delta Company                                                    Canada
Volt Delta Resources of Mexico, S. de R.L. de C.V.                    Mexico
Volt Delta International B.V. (formerly Volt Delta B.V.)              Netherlands
Volt Delta International, Limited (formerly Volt Delta
   Europe, Limited)                                                   United Kingdom
Volt Delta GmbH                                                       Germany
Volt Resource Management Limited                                      United Kingdom
Tainol, S.A.                                                          Uruguay
Volt Canada Inc. (formerly Volt Human Resources
   (VHRI), Inc.)                                                      Canada
Volt Services Group (Netherlands) B.V.                                Netherlands
Volt Directory Marketing, Ltd. (2)                                    Delaware
Volt Europe Limited (formerly Gatton Volt
   Computing Group Limited)                                           United Kingdom
Gatton Volt Consulting Group Limited                                  United Kingdom
Gatton Volt Computastaff Limited                                      United Kingdom
Volt Europe (Belgium) SPRL                                            Belgium
Volt Europe (Espana) S.L.                                             Spain
Volt Europe Temporary Services Limited                                United Kingdom
VMC Consulting Europe Limited                                         United Kingdom
Volt Europe (France) SARL                                             France
Volt Europe (Italia) SRL                                              Italy
Volt Europe (Germany) GmbH                                            Germany
Volt Europe (Deutschland) GmbH                                        Germany
Volt Netherlands Holding BV                                           Netherlands
Volt Europe (Nederland) BV                                            Netherlands
ProcureStaff Pty Limited                                              Australia
ProcureStaff Canada, Ltd.                                             Canada
Volt Service K.K.                                                     Japan
Volt Service Corporation Pte, Ltd.                                    Singapore
Volt Asia Enterprises (Malaysia) Sdn. Bhd.                            Malaysia
Volt Europe Slovakia s.r.o.                                           Slovakia
Volt Europe Ceska Rebublika s.r.o                                     Czech Repbulic
Volt Information Sciences (India) Private Limited
   (formerly Volt Information Technology & Staffing
   Solutions (India) Private Limited)                                 India
ProcureStaff India Private Limited                                    India
VMC Services India Private Limited                                    India
Volt Delta International GmbH (formerly Varetis
   Solutions GmbH)                                                    Germany
Volt Delta International Communications Ltd. (formerly
   Varetis Communications Ltd.)                                       United Kingdom
Volt Delta International Pte, Ltd (formerly Varetis Asia
    Pte. Ltd.)                                                        Singapore
VMC Consulting Germany GmbH                                           Germany

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

Name (1)                                                              Jurisdiction of Incorporation
--------                                                              -----------------------------

Volt Asia Enterprises (Taiwan) Co. Ltd.                               Taiwan
LSSi Data Corp.                                                       Delaware
LSSi Europe Limited                                                   United Kingdom
Arctern, Inc. (2)                                                     Virginia
Arctern Consulting Private Limited (2)                                India

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(1)   Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.
(2)   80% owned subsidiary.